UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

 ______________________

Kiromic BioPharma, Inc.

(Exact name of registrant as specified in its charter)

 ______________________

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, TX
7707 Fannin Street, Suite 140 Houston, TX	77054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 968-4888

Not Applicable

(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2022, Kiromic BioPharma, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Three (3) proposals were submitted to stockholders of the Company as described in the Proxy Statement for the Annual Meeting and voted on at the Annual Meeting. The proposals and the results of the stockholder votes are as follows:

1. Proposal to elect five (5) members to the Company’s Board of Directors to hold office until the Company’s 2023 Annual Meeting of Stockholders:

Nominee	Votes For	Withheld	Broker Non-Votes
Pietro Bersani	5,387,709	722,199	1,776,654
Americo Cicchetti	5,305,567	804,340	1,776,655
Michael Nagel	5,387,808	722,099	1,776,655
Karen Reeves	5,941,393	168,515	1,776,654
Frank Tirelli	5,462,493	647,414	1,776,655

2. Proposal to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,623,900	189,610	73,052	0

3. Proposal to amend the Company’s 2021 Omnibus Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,914,064	1,175,161	20,682	1,776,655

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8

Date: June 28, 2022	KIROMIC BIOPHARMA, INC.

	By:	/s/ Daniel Clark
Name: Daniel Clark Title: Chief Financial Officer